Exhibit 32.1

ALLION HEALTHCARE, INC. AND SUBSIDIARIES

Certification Pursuant to

18 U.S.C. Section 1350

(as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of Allion Healthcare, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, to the best of his knowledge and in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael P. Moran

Chairman of the Board, Chief Executive Officer and

President

May 18, 2005

/s/ James G. Spencer

Chief Financial Officer

May 18, 2005

A signed original of this written statement required by Section 906 has been provided to Allion Healthcare, Inc. and will be retained by Allion Healthcare, Inc and furnished to the Securities and Exchange Commission or its staff upon request.

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